FOR IMMEDIATE RELEASE	TSX symbol: CTI

CHEMOKINE TO PRESENT ANTI-CANCER COMPOUND AT THE AMERICAN ASSOCIATION FOR CANCER RESEARCH

-NCI Sponsored Preclinical Study to Report on Anti-Metastatic Activity on April 17th, 2005-

Vancouver, BC (February 17, 2005) – Chemokine Therapeutics Corp. (Chemokine) (Toronto Stock Exchange: CTI), a biotechnology company developing drugs in the field of chemokines and cytokines, today announced that the American Association for Cancer Research (AACR) has accepted Chemokine Therapeutic’s lead product candidate CTCE-9908 for presentation in a Poster Session at the 2005 Annual Meeting in Anaheim, California. Chemokine designed CTCE-9908 to inhibit the growth and spread of certain common cancers with the potential for use with existing therapies (chemotherapy, surgery, and radiation) to improve treatment outcomes. Investigators at the National Cancer Institute (NCI), Bethesda, Maryland, conducted the preclinical study in collaboration with Chemokine Therapeutics.

The AACR will make the results of the study available in mid-March through the AACR website at http://www.aacr.org.  Chemokine will announce additional information at the poster session on Sunday, April 17, 2005.

Background on how Cancers Spread and the Potential Role of CTCE-9908

Recently, researchers discovered that the growth and spread of cancer are affected by a chemokine known as stromal cell-derived factor 1 (SDF-1).  SDF-1 is produced naturally in organs such as the bone marrow, liver, and lungs and is an important regulator of stem cells. SDF-1 acts on two important receptors, CXCR4 and CXCR7, which are expressed in both healthy stem cells and various common cancers.  The presence of CXCR4 and CXCR7 on cancer cells allows these cells to migrate from the original cancer site to new sites that are rich in SDF-1, such as bone marrow, liver, and lungs, where they develop new blood vessels (angiogenesis) and form new tumors (metastases).

CTCE-9908 is an analog and antagonist of SDF-1 developed by scientists at Chemokine using rational-based drug design. CTCE-9908 binds competitively to the CXCR4/CXCR7 receptors on cancer cells which prevents the interaction of SDF-1 with the receptors. A recently completed Phase I study of this compound in healthy adults did not reveal any significant toxicity.

Chemokine’s Research Collaboration with the NCI, Bethesda, Maryland

Chemokine has been collaborating with the National Cancer Institute’s  Pediatric Oncology Branch since February, 2004.  The NCI continues to evaluate the oncological potential of CTCE-9908. The NCI is a component of the National Institutes of Health (NIH), one of eight agencies that compose the Public Health Service (PHS) in the Department of Health and Human Services (DHHS). The NCI, established under the National Cancer Act of 1937, is the principal agency for cancer research and training of the United States federal government.

About Chemokine Therapeutics Corp. (Toronto Stock Exchange: CTI)

Chemokine is a biotechnology company developing drugs in the field of chemokines and cytokines, a family of small, soluble proteins, primarily located within the bone marrow to regulate stem cell growth, differentiation and maturation. Chemokines and cytokines also play an important role in cancer and autoimmune disorders which can paradoxically contribute to the survival and growth of such diseases. Chemokine has two product candidates in clinical trials; CTCE-0214, for immune system recovery, and CTCE-9908, to prevent the spread of cancer and its continued growth.  In addition, Chemokine maintains a drug discovery program to identify new chemokine-based drug candidates. Pharmaceutical Product Development, Inc. (PPDI) and Procter & Gamble Pharmaceuticals, Inc. have signed strategic agreements with Chemokine to collaborate on research and development.  For more information, please visit our website at www.chemokine.net

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995:  Statements in this document regarding managements' future expectations, beliefs, goals, plans or prospects constitute forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made.  For this purpose, any statements that are contained herein that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, the words "believes", "anticipates", "plans", "intends", "will", "should", "expects", "projects", and similar expressions are intended to identify forward-looking statements. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause actual results, future circumstances, or events to differ materially from those projected in the forward-looking statements. These risks include, but are not limited to, those associated with the success of research and development programs, the regulatory approval process, competition, securing and maintaining corporate alliances, market acceptance of the Company's products, the availability of government and insurance reimbursements for the Company's products, the strength of intellectual property, financing capability, the potential dilutive effects of any financing, reliance on subcontractors and key personnel and other risks detailed from time-to-time in the Company's public disclosure documents and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Forward-looking statements are made as of the date hereof, and the Company disclaims any intention and has no obligation or responsibility, except as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

For further information contact:

Ian Harper, Chemokine Therapeutics Corp. Director of Investor Relations & Corporate Development Phone: (604) 822-0305 E-mail: iharper@chemokine.net Internet: www.chemokine.net

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